                            FORM OF MERGER AGREEMENT

         Agreement entered into as of__________________, 199__ by and among Physicians Quality Care, Inc., a Delaware corporation ("PQC"), Medical Care Partners, P.C., a Massachusetts professional corporation ("MCP"), ___________ ______, a Massachusetts professional corporation (the "Company"), and
___________________, the sole stockholder of the Company (the "Stockholder"). MCP, PQC, the Company and the Stockholder are referred to collectively herein as the "Parties."

         This Agreement contemplates a merger of the Company into MCP. In such merger, the Stockholder will receive cash and/or shares of Class A Common Stock, par value $0.01 per share (the "Common Stock") of PQC in exchange for the Stockholders' capital stock of the Company.

         Now, therefore, in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows.


                                    ARTICLE I

                                   THE MERGER

         1.1    The Merger.  Upon and subject to the terms and conditions of
                ----------
this Agreement, the Company shall merge with and into MCP (with such merger referred to herein as the "Merger") at the Effective Time (as defined below). From and after the Effective Time, the separate corporate existence of the Company shall cease, and MCP shall continue as the surviving corporation in the Merger (the "Surviving Corporation"). The "Effective Time" shall be the time at which the Company and MCP file the articles of merger or other appropriate documents prepared and executed in accordance with the relevant provisions of the Massachusetts General Laws (the "Articles of Merger") with the Secretary of State of the Commonwealth of Massachusetts. The Merger shall have the effects set forth in Section 16 of Chapter 156A and Section 80 of Chapter 156B of the Massachusetts General Laws.

         1.2    The Closing.  The closing of the transactions contemplated by
                -----------
this Agreement (the "Closing") shall take place at the offices of Hale and Dorr in Boston, Massachusetts 02109, commencing at 9:00 a.m. local time on January 10, 1997 or such later date as shall be mutually agreeable to the Parties hereto as soon as practicable after the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (the "Closing Date").

         1.3    Actions at the Closing.  At the Closing, (a) the Company shall
                ----------------------
deliver to MCP and PQC the various certificates, instruments and documents referred to in Article V, (b) MCP and PQC shall deliver to the Company the various certificates, instruments and documents referred to in Article VI, (c) the Company and MCP shall file with the Secretary of


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State of the Commonwealth of Massachusetts the Articles of Merger, (d) the
Stockholder shall deliver to MCP for cancellation the certificate(s) representing his/her Shares (as defined in Section 1.5(a) below), and (e) the Stockholder shall receive the amount of cash (by check) and/or the number of shares of Common Stock with an assumed value, as determined and provided in
Section 1.12, as set forth opposite the Stockholder's name on Schedule 1.3 attached hereto (collectively, the "Merger Consideration").

         1.4    Additional Action.  The Surviving Corporation may, at any time
                -----------------
after the Effective Time, take any action, including executing and delivering any document, in the name and on behalf of either the Company or MCP, in order to consummate the transactions contemplated by this Agreement.

         1.5    Conversion of Securities.  At the Effective Time, by virtue of
                ------------------------
the Merger and without any action on the part of any Party or the holder of any of the following securities:

                (a) Each share of common stock of the Company (the "Shares") held by the Stockholder or held in the Company's treasury immediately prior to the Effective Time shall be cancelled and retired without payment of any consideration therefor, other than the payment of the Merger Consideration to the Stockholder as set forth in Section 1.3.

                (b) Each share of common stock, $0.01 par value per share, of MCP issued and outstanding immediately prior to the Effective Time shall be converted into and thereafter evidence one (1) share of common stock, $0.01 par value per share, of the Surviving Corporation.

         1.6    Dissenting Stockholder.  The Stockholder represents that the
                ----------------------
Stockholder has voted the Shares owned beneficially or of record by the Stockholder in favor of the adoption of this Agreement and the Merger and, consequently, shall not be entitled to, and shall not, demand and perfect appraisal rights in accordance with Section 16 of Chapter 156A and Section 86 of Chapter 156B of the Massachusetts General Laws.

         1.7    Certificate of Incorporation.  The Articles of Organization of
                ----------------------------
the Surviving Corporation shall be the same as the Articles of Organization of MCP immediately prior to the Effective Time.

         1.8    By-laws.  The By-laws of the Surviving Corporation shall be the
                -------
same as the By-laws of MCP immediately prior to the Effective Time.

         1.9    Directors and Officers.  The directors and officers of the
                ----------------------
Surviving Corporation as of the Effective Time shall be those officers and directors immediately prior to the Effective Time.

         1.10   No Further Rights.  From and after the Effective Time, no Shares
                ------------------
shall be deemed to be outstanding, and holders of certificates formerly representing Shares shall cease to have any rights with respect thereto except as provided herein or by law.

         1.11   Closing of Transfer Books.  At the Effective Time, the stock
                -------------------------
transfer books of the Company shall be closed and no transfer of Shares shall thereafter be made. If, after the Effective Time, certificates formerly representing Shares are presented to the Surviving Corporation, they shall be cancelled and exchanged for the Merger Consideration as set forth on Schedule
                                                                     --------
1.3.
---

         1.12   Shares of PQC.
                -------------

                (a) The Parties agree that the per share fair market value of the Common Stock to be included in the Merger Consideration is $2.50.

                (b) The Stockholder agrees to enter into, and the shares of Common Stock shall be subject to, the Stockholder's Agreement, dated as of August 30, 1996 among certain Class A Stockholders of PQC and the Class B Common Stockholder (the "Stockholders Agreement").

                (c) The Stockholder represents, warrants and covenants to PQC as follows:

                       (i) The Stockholder is acquiring the Common Stock for the Stockholder's own account for investment only, and not with a view to, or for sale in connection with, any distribution of the shares of Common Stock in violation of the Securities Act of 1933 (the "Securities Act"), or any rule or regulation under the Securities Act.

                       (ii) The Stockholder has received a copy of the Confidential Private Placement Memorandum, dated December 10, 1996, as Supplement on December 12, 1996, with respect to PQC and the Common Stock and has had such opportunity as the Stockholder has deemed adequate to obtain from representatives of PQC such information as is necessary to permit the Stockholder to evaluate the merits and risks of the Stockholder's investment in PQC.

                       (iii) The Stockholder has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the acquisition of the shares of Common Stock and to make an informed investment decision with respect to such acquisition.

                       (iv) The Stockholder can afford a complete loss of the value of the shares of Common Stock and is able to bear the economic risk of holding such Common Stock for an indefinite period.

                       (v) The Stockholder understands that (i) the shares of Common Stock have not been registered under the Securities Act and are "restricted securities" within the meaning of Rule 144 under the Securities Act,
(ii) the Common Stock cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available; (iii) in any event, the exemption from registration under Rule 144 will not be available for at least two (2) years and even then will not be available unless a public market then exists for the capital stock of PQC, adequate information concerning PQC is then available to the public, and other terms and conditions of Rule 144 are complied with; and (iv) there is now no registration statement on file with the Securities and Exchange Commission with respect to any stock of PQC and PQC has no obligation or current intention to register the Common Stock under the Securities Act.

                       (vi) A legend substantially in the following form will be placed on the certificate representing the Common Stock:

             "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred or otherwise disposed of in the absence of an effective registration statement under such Act or an opinion of counsel satisfactory to the corporation to the effect that such registration is not required."

                       (vii) The Stockholder is an "accredited investor" as defined in Rule 501 of the rules and regulations under the Securities Act.

         1.13   Certain Tax Agreements.  The parties intend to adopt this
                ----------------------
Agreement and Merger as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended, (the "Code"). The parties shall not take a position on any tax return or engage in any activities inconsistent with this Section 1.13. Without limiting the foregoing the Stockholder agrees that:

                (a) The Stockholder has not sold, exchanged, transferred or disposed of or received any shares of the Company's capital stock in contemplation of the Merger, and the Stockholder has no present intent to sell, exchange, transfer, dispose of or receive the Company's capital stock in contemplation of the Merger, nor has the Stockholder entered into any discussions or negotiations with regard to the possible sale, exchange, transfer or other disposition of such shares.

                (b) The Stockholder is not subject to any obligation to sell, exchange, transfer or otherwise dispose of all or any of the shares of PQC to be received by the Stockholder in the Merger. The Stockholder has not entered into any discussions or negotiations with regard to the possible sale, exchange, transfer or other disposition of all or any of such shares. The Stockholder has no plan or intent to engage in any transaction or arrangement that would reduce the Stockholder's risk of ownership in any way, including without limitation a short sale, hedging transaction or otherwise, with respect to all or any of such shares.

                (c) Until December 31, 1998, the Stockholder shall not, directly or indirectly, offer, sell, assign, transfer, grant a participation in, pledge, or otherwise dispose of, or encumber any of the Shares, or any interest therein (each, a "Transfer") unless and until such Transfer has been approved by the Company (it being understood that the Company intends to consent to such Transfer (subject to the Company's rights under the Stockholders Agreement) unless the Company reasonably concludes that the Transfer may cause the transactions contemplated by this Agreement not to qualify as a tax-free reorganization pursuant to Section 365 of the Code).

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company and the Stockholder, who join herein individually (not jointly) and subject to the limitations contained in Section 7.1, represent and warrant to MCP and PQC that the statements contained in this Article II are true and correct, except as set forth in the disclosure schedule delivered to MCP and PQC by the Company and the Stockholder prior to the Closing (the "Disclosure Schedule"), as of the date hereof and as of the Effective Time. The Disclosure Schedule shall be initialed by the Parties and shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article II, and the disclosures in any paragraph of the Disclosure Schedule shall qualify only the corresponding paragraph in this Article II.

         2.1   Organization, Qualification and Corporate Power.  The Company is
               ------------------------------------------------
a corporation duly organized, validly existing and in corporate and tax good standing under the laws of the Commonwealth of Massachusetts and has all power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Company has furnished to PQC true and complete copies of its Articles of Organization and By-laws, each as amended and as in effect on the date hereof. The Company is not in default under or in violation of any provision of its Articles of Organization or By-laws. The Company has no subsidiaries or any equity interest in any corporation, partnership, joint venture or other entity.

         2.2   Capitalization. Schedule 2.2 accurately sets forth the authorized
               --------------  ------------
and outstanding capital stock of the Company. Schedule 2.2 sets forth a complete
                                              ------------
and accurate list of all stockholder of the Company, indicating the numbers of Shares held by each stockholder. The Shares are all of the issued and outstanding shares of capital stock of the Company and each Share is duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance, disposition or acquisition of any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company. There are no agreements, voting trusts, proxies or understandings with respect to the voting, or registration under the Securities Act of any Shares. All of the issued and outstanding Shares were issued in compliance with applicable federal and state securities laws.

         2.3   Authorization.  This Agreement and the other agreements,
               -------------
documents and instruments to be executed and delivered by the Company pursuant hereto and the consummation by the Company of the transactions contemplated hereby and thereby have been approved by all required corporate action, including approval by the Board of Directors of the Company and all of the Stockholder. No further corporate or other proceedings on the part of Company are necessary to authorize this Agreement or the other agreements, documents and instruments to be executed and delivered by the Company pursuant hereto or the transactions contemplated hereby or thereby.

         2.4   Valid and Binding Agreement.  The Company and the Stockholder
               ---------------------------
have the necessary power and authority to enter into this Agreement and the other agreements, documents and instruments to be executed and delivered by the Company or the Stockholder pursuant hereto, and to carry out the transactions contemplated hereby and thereby. Assuming due authorization, execution and delivery thereof by MCP and PQC, this Agreement and each of the other agreements, documents and instruments to be executed and delivered by the Company or the Stockholder pursuant hereto will constitute valid and binding agreements of the Company and/or the Stockholder, enforceable against Company or the Stockholder, as the case may be, in accordance with their terms.

         2.5   No Violation.  Neither the execution and delivery of this
               ------------
Agreement or the other agreements, documents and instruments to be executed and delivered by the Company or the Stockholder pursuant hereto nor the consummation by the Company or the Stockholder of the transactions contemplated hereby or thereby (a) will violate any provision of the charter documents or By-laws of the Company, each as currently in effect, (b) subject to obtaining the required consents and approvals described in Schedule 2.6, will violate or conflict with
                                    ------------
any applicable statute, law, ordinance, rule, regulation, order, judgment or decree or (c) subject to obtaining the required consents and approvals described in Schedule 2.6, will violate or conflict with or constitute a default (or an
   ------------
event which, with notice or lapse of time, or both, would constitute a default) under, or will result in the termination of, or accelerate the performance required by, or result in the creation of any Security Interest (as defined in Section 2.12) upon any of the properties of the Company under any contract, commitment, understanding, arrangement, agreement or restriction of any kind by which the properties of the Company are bound or affected, or to which the Company or the Stockholder is a party except for any such violation, conflict or default that would not have a Material Adverse Effect. The term "Material Adverse Effect" as used in this Agreement shall mean any change or effect or any prospective change or effect that, individually or when taken together with other changes or effects, is or is reasonably likely to be materially adverse to the medical practice conducted by the Stockholder (the "Practice"), whether now or after the Effective Time, the financial condition or results of operation of the Company, MCP or PQC, the financial arrangements contemplated by the Employment Agreement (as defined in Section 5.5(a)), the value to MCP or PQC of their affiliation with the Company and the Stockholder or any Party's ability to consummate the transactions contemplated herein.

         2.6   Consents; Filings.  Except as set forth in Schedule 2.6 hereto,
               -----------------                          ------------
no registration or filing with, or consent, approval, permit, authorization or action by, any third-party (including, without limitation, any federal, state, local, foreign or other governmental agency, instrumentality, commission, authority, board or body or other person or entity (a "Governmental Entity")) is required in connection with the execution and delivery by the Company or the Stockholder of this Agreement or the other agreements, documents and instruments to be executed and delivered by Company or the Stockholder pursuant hereto or the consummation by the Company or the Stockholder of the transactions contemplated hereby or thereby.

         2.7   Financial Statements.  The Company has delivered to MCP and PQC
               ---------------------
the balance sheets and statements of income for and as at the Company's three most recent fiscal years (the "Financial Statements") and the fiscal period ended August 31, 1996 (the "Interim Financial Statements"), and such balance sheets and statements of income are true, complete and accurate and fairly present the financial condition and results of operations for and as at the end of the periods therein referred to on a stand-alone basis.

         2.8    Undisclosed Liabilities.  The Company has no liabilities or
                ------------------------
obligations (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (a) liabilities shown on the balance sheet referred to in Section 2.7 for the period ended August 31, 1996 (the "Most Recent Balance Sheet"), or (b) liabilities which have arisen since the Most Recent Financial Statements in the Ordinary Course of Business (as defined in Section 2.12).

         2.9   No Material Adverse Change.  No event with respect to the Company
               --------------------------
or the Practice involving a Material Adverse Effect has occurred since the date of the Financial Statements.

         2.10  Compliance with Law.  The Company has complied with, and the
               -------------------
Practice has been conducted in compliance with all applicable laws, regulations and other requirements of all national governmental authorities, and of all states, municipalities and other political subdivisions and agencies thereof, having jurisdiction over the Company or the Stockholder, including without limitation, all such laws, regulations and requirements relating to antitrust, consumer protection, employee benefit, equal opportunity, health, occupational safety, pension, pollution or environmental protection matters, except for such noncompliance as would not have a Material Adverse Effect. Neither Company nor the Stockholder has received any notification of any asserted present or past failure to comply with such laws, rules or regulations.

         2.11   Tax Matters.
                ------------
                (a) The Company has filed in a timely manner all Tax Returns (as defined below) that it was required to file and all such Tax Returns were correct and complete in all material respects. The Company has timely paid all Taxes (as defined below) that are shown to be due on any such Tax Returns. The unpaid Taxes of the Company for tax periods through the date of the Most Recent Balance Sheet do not exceed the accruals and reserves for Taxes set forth on the Most Recent Balance Sheet (excluding any accruals and reserves for deferred Taxes established to reflect timing difference between book and Tax income). The Company does not have any actual or potential liability for any Tax obligation of any taxpayer (including without limitation any affiliated group of corporations or other entities that included the Company during a prior period) other than the Company. All Taxes that the Company is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity. For purposes of this Agreement, "Taxes" means all taxes, charges, fees, levies or other similar assessments or liabilities, including without limitation income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, payroll and franchise taxes imposed by the United States of

America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof. For purposes of this Agreement, "Tax Returns" means all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes.

                (b) The Company has delivered to PQC correct and complete copies of all federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company since the organization of the Company. No examination or audit of any Tax Returns of the Company by any Governmental Entity is currently in progress or, to the knowledge of the Company, threatened or contemplated. The Company has not waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency.

                (c) The Company is not a "consenting corporation" within the meaning of Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code"), and none of the assets of the Company are subject to an election under
Section 341(f) of the Code. The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code. The Company is not a party to any Tax allocation or sharing agreement.

                (d) The Company is not nor has ever been a member of an "affiliated group" of corporations (within the meaning of Section 1504 of the Code).

                (e) The Company is not a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of any "parachute payments" within the meaning of
Section 280G of the Code.

         2.12   Assets.  The Company owns or leases all tangible assets
                ------
necessary for the conduct of the Practice. Each such tangible asset is free from material defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it presently is used. Except as disclosed on Schedule 2.12, no asset of the Company (tangible or intangible) is
             -------------
subject to any Security Interest. The term "Security Interest" means any mortgage, pledge, security interest, encumbrance, charge or other lien (whether arising by contract or by operation of law), other than (i) mechanic's, materialmen's and similar liens, (ii) liens arising under worker's compensation, unemployment insurance, social security, retirement and similar legislation and
(iii) liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the ordinary course of business consistent with past practice (including with respect to frequency and amount) ("Ordinary Course of Business").

         2.13   Leases.
                ------
                (a)     Schedule 2.13 contains a complete and accurate listing
                        -------------
of all leases (the "Leases") pursuant to which the Company leases real or personal property, which listing sets forth a general description of the leased property or items, the term, the annual rent, any and all renewal options, and any requirements for the consent of third parties to assignments thereof. All such Leases are valid, binding and enforceable in accordance with their terms and are in full force and effect; no event of default has occurred which (whether with or without notice, lapse of time or both or the happening or occurrence of any other event) would constitute a default thereunder on the part of the Company; and the Company has no knowledge of the occurrence of any event of default which (whether with or without notice, lapse of time or both or the happening or occurrence of any other event) would constitute a default thereunder by any other party.

                (b)   Except for Leases listed on Schedule 2.13, there are no
                                                  -------------
leases, subleases, licenses, occupancy agreements, options, rights, concessions or other agreements or arrangements, written or oral, granting to any person the right to purchase, use or occupy any facility occupied by the Company.

                (c) With respect to each Lease, the Company has and will transfer to MCP at the Closing an unencumbered interest in the leasehold interest covered thereby. The Company enjoys peaceful and undisturbed possession of all the leased real property, and the Company has in all material respects performed all the obligations required to be performed by it through the date hereof.

         2.14  Contracts and Commitments.
               --------------------------

                (a)   Schedule 2.14 sets forth a complete and accurate list of
                      -------------
all contracts known to the Company and the Stockholder after reasonable investigation which have been entered into by the Company or the Stockholder related to the Practice, and still in effect as of the date hereof (the "Contracts"), of the following categories:

                (i) Managed care contracts and other contracts with third-party payors;

                (ii) Employment or similar contracts and severance agreements;

                (iii)  Contracts (other than Leases set forth on Schedule 2.13)
                                                                 -------------
related to the Company or the Practice which are not cancelable without liability on thirty (30) calendar days (or less) notice;

                (iv) Options with respect to any property, real or personal, whether the Company is the grantor or grantee thereunder;

                (v) Contracts involving expenditures or liabilities, actual or potential, in excess of one thousand dollars ($1,000) or otherwise material to the Practice or the Company;

                (vi) Promissory notes, loans, agreements, indentures, evidences of indebtedness, letters of credit, guarantees, or other instruments relating to an obligation to pay money, individually in excess of or in the aggregate in excess of one thousand dollars ($1,000), whether the Company shall be the borrower, lender or guarantor thereunder or whereby any properties of the Company are pledged;

                (vii) Contracts containing covenants limiting the freedom of the Company or any officer, director, employee, or stockholder of the Company, to engage in any line of business or compete with any person; and

                (viii) Any Contract with the United States, state or local government or any agency or department thereof.

The Company has made available to PQC true, correct and complete copies within the Company's or a Stockholder's possession of, and all records relating to, all of the Contracts listed on Schedule 2.14, including all amendments and
                           -------------
supplements thereto.

                (b)     Absence of Breaches or Defaults.  To the knowledge of
                        --------------------------------
the Company or the Stockholder, all of the Contracts are valid and in full force and effect. The Company and the Stockholder have duly performed all of their respective obligations under the Contracts, and no violation of, or default or breach, under any Contracts by the Company or any other party has occurred except for any violations, defaults, or breaches that would not have a Material Adverse Effect and neither Company nor any other party, to the best of Company's or the Stockholder's knowledge after due inquiry, has repudiated any provisions thereof.

         2.15   Permits.  The Company, the Stockholder and any other physicians
                -------
employed by the Company have all licenses, permits, franchises, approvals, authorizations, consents or orders of, or filings with ("Permits") any Governmental Entity or any other person, necessary or desirable to conduct the Practice as now being conducted, except where the failure to obtain such Permits would not have a Material Adverse Effect. All Permits of the Company, the Stockholder and any other physicians employed by the Company are valid and in full force and effect and are listed on Schedule 2.15. Except as disclosed on
                                        -------------
Schedule 2.15, no notice to, declaration, filing or registration with, or Permit
-------------
or consent from, any governmental or regulatory body or authority, or any other person or entity, is required to be made or obtained by the Company or the Stockholder in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated hereby, except as set forth on Schedule 2.15. The Stockholder has not suffered any loss,
                -------------
revocation, suspension, expiration without renewal or other failure to keep in full force and effect and good standing the Stockholder's membership on the medical staff of the hospitals listed for such Stockholder on Schedule 2.23, or
                                                              -------------
any material license, certification, accreditation, clinical privilege or other right or authorization necessary for the unrestricted practice of medicine by the Stockholder or for the conduct of the Practice as previously conducted.

         2.16   Books and Records.  The Company has made and kept (and given MCP
                ------------------
and PQC access to) books and records (including patient lists) and accounts, which, in reasonable detail, accurately and fairly reflect the activities of the Company.

         2.17   Litigation.  Except as set forth on Schedule 2.17, there is no,
                -----------                         -------------
and during the past five (5) years there has not been any, action, order, writ, injunction, judgment or decree outstanding or any claim, suit, litigation, proceeding, labor dispute, arbitral action, governmental audit or investigation (collectively, "Actions") pending or, to the best of the Company's or the Stockholder's knowledge, threatened (a) against, related to or affecting (i) the Company, any of the Stockholder, the Practice or the assets of the Company, (ii) any officers, directors or employees of the Company as such, or (iii) any stockholder of the Company in such stockholder's capacity as a stockholder of the Company, (b) seeking to delay, limit or enjoin the transactions contemplated by this Agreement, (c) that involve the risk of criminal liability (other than minor traffic violations), or (d) in which the Company is a plaintiff. Neither the Company nor the Stockholder is in default with respect to or subject to any judgment, order, writ, injunction or decree of any court or governmental agency, and there are no unsatisfied judgments against the Company, any of the Stockholder, the Practice or the Company's assets.

         2.18   Transactions with Certain Persons.  Except as set forth on
                ----------------------------------
Schedule 2.18, no officer, director or employee of the Company nor any member of
-------------
any such person's immediate family is presently, or within the past two (2) years has been a party to any transaction with the Company relating to the Practice with an aggregate annual value of more than one thousand dollars ($1,000) to the Company or the other parties thereto, including, without limitation, any contract, agreement or other arrangement (a) providing for the furnishing of services by, (b) providing for the rental of real or personal property from, or (c) otherwise requiring payments to (other than for services as officers, directors or employees of the Company) any such person or corporation, partnership, trust or other entity in which any such person has an interest as a stockholder, officer, director, trustee or partner, except that the Company provides certain medical services to employees and family members as previously disclosed to PQC.

         2.19  Insurance.  Schedule 2.19 contains a complete and accurate list
               ---------   -------------
of all policies or binders of fire, liability, title, worker's compensation, malpractice and other forms of insurance (showing as to each policy or binder the carrier, policy number, coverage limits, expiration dates, annual premiums and a general description of the type of coverage provided) maintained by the Company on any of its assets, the Stockholder, the Practice or the Company's employees. Such insurance provides, and during such period provided, coverage to the extent and in the manner (a) customary for a medical practice and (b) as may be required by applicable law and by any and all Contracts known to the Company or the Stockholder to which the Company is a party. The Company is not in default under any of such policies or binders, and the Company has not failed to give any notice or to present any claim under any such policy or binder in a due and timely fashion. No insurer has advised the Company that it intends to reduce coverage, increase premiums or fail to renew existing policy or binder. There are no outstanding unpaid claims under any such policies or binders. All policies and binders provide sufficient coverage for the risks insured against, are in full force and effect on the date hereof and shall be kept in full force and effect through the Closing Date.

         2.20   Brokers.  The Company is not obligated to pay, nor has the
                --------
Company retained any broker or finder or other person who is entitled to, any broker's or finder's fee or any other commission or financial advisory fee based on any agreement or understanding made by the Company in connection with the transactions contemplated hereby.

         2.21   Benefit Plans.
                -------------
                (a)    Except as set forth in Schedule 2.21, the Company is not
                                              -------------
a party to any pension, retirement, profit sharing, savings, bonus, incentive, deferred compensation, group health insurance or group life insurance plan or any similar obligation (an "Employee Benefit Plan"), or to any collective bargaining agreement or other contract, written or oral, with any trade or labor union, employees' association or similar organization. The Company does not have any obligations to provide to its active employees or current retirees any post-retirement non-pension benefits. No Stockholder has any present intention of discontinuing the Stockholder's medical practice with the Company except to become an employee of MCP

                (b) The Company (i) is and has been in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment, and wages and hours (including, but not limited to, the Worker Adjustment and Retraining Notification Act, 29 U.S.C. 2101 et seq. ("WARN"), or any similar state or local law), (ii) has made
            ------
all contributions required to be made under any state unemployment or disability laws or regulations and has accrued the amount of any such contribution required for any period prior to the Closing Date which is not yet due and payable and
(iii) is not engaged in any unfair labor practice, and there are no arrears in the payment of wages or taxes with respect to employees.

                (c)    Except as set forth in Schedule 2.21, no employee has any
                                              -------------
claims pending against Company (whether under any law, any employment agreement or otherwise) on account of or for (i) overtime pay, other than overtime pay for the current payroll period, (ii) wages or salary (excluding bonuses and amounts accruing under pension and profit sharing plans) for any period other than the current payroll period, (iii) vacation, time off or pay in lieu of vacation or time off, other than that earned in respect of the current fiscal year, (iv) any violation of any statute, ordinance or regulation relating to minimum wages or maximum hours of work or (v) the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

                (d)    Except as set forth on Exhibit 2.21 (which liabilities
                                              ------------
will be discharged on or prior to the Closing Date) the Company is not, neither PQC nor MCP shall be, pursuant to any employment agreement, employee benefit plan or other law, arrangement or understanding, obligated to pay or be liable for the payment of any compensation (including accrued vacation), severance pay or other benefit (including any disability benefit or payment or any unfunded liabilities relating to pension benefits) by reason of the voluntary termination of employment of any employee, the voluntary or involuntary termination at or prior to the Effective Time of employment of any employee, or the consummation of the transactions contemplated by this Agreement.

                (e) With respect to all employee benefit plans (as defined in ERISA) for which any employee is or was eligible to participate in, the Company or any entity which, within the last five (5) years, has been under common control or affiliated with Company (an

"ERISA Affiliate") within the meaning of Section 414(b), (c) or (m) of the Code, is in compliance in all material respects with the requirements prescribed by any and all statutes, orders or governmental rules or regulations currently in effect, including, but not limited to, ERISA and the Code, applicable to such employee benefit plans and the Company is in compliance in all material respects with its obligations under the terms of such plans. None of the employee benefit plans are subject to Title IV of ERISA. Neither the Company nor any ERISA Affiliate has ever been obligated to contribute to any "multi-employer plan" as such term is defined in Section III(37) of ERISA. No employee benefit plan of the Company or any ERISA Affiliate has engaged in any prohibited transaction as such term is defined in Section 4975 of the Code or Section 406 of ERISA.

         2.22   Fraud and Abuse.  Neither the Company nor the Stockholder, nor,
                ---------------
to the knowledge of the Company or the Stockholder, any other persons or entities providing professional services for the Practice, have engaged in any activities which are prohibited under U.S.C. ss.1320a-7b, or the regulations promulgated thereunder pursuant to such statutes, or related state or local statutes or regulations, or which are prohibited by rules of professional conduct, including but not limited to the following: (i) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment; (ii) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment; (iii) failure to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to fraudulently secure such benefit of payment; and (iv) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay or receive such remuneration (a) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid, or (b) in return for purchasing, leasing, or ordering or arranging for or recommending purchasing, leasing, or ordering any good, facility, service, or item for which payment may be made in whole or in part by Medicare or Medicaid.

         2.23    Hospital Privileges.  Schedule 2.23 hereto lists all of the
                 -------------------   -------------
hospitals at which the Stockholder is a member of the medical staff.

         2.24    Employment Agreements.  No event permitting termination under
                   ----------------------
the Employment Agreement (as defined in Section 5.5(a)), if they were in effect at such time of such event, shall have occurred at any time prior to the Closing Date. The Stockholder has no current intention of terminating an Employment Agreement with MCP prior to the termination of its initial term.

         2.25    Inventory.  All inventory of the Company consists of a quality
                 ----------
and quantity usable in the Ordinary Course of Business, except for items which have been written off or written down to their net realizable value on the Most Recent Balance Sheet. All inventory not written off has been priced at the lower of cost and market. The quantities of each type of inventory are not excessive in the present circumstances of the Company.

         2.26   Powers of Attorney.  There are no outstanding powers of attorney
                ------------------
executed on behalf of the Company.

         2.27   Employees.  Schedule 2.27 contains a list of all employees of
                ----------  -------------
the Company along with the position and the rate of compensation of each such person. To the knowledge of the Company or the Stockholder, no employee or group of employees has any plans to terminate employment with the Company or not to continue as an employee of the Surviving Corporation after the Effective Time. The Company is not a party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes.

         2.28   Environmental Matters.
                ----------------------
                (a) The Company has complied with all applicable Environmental Laws (as defined below). There is no pending or, to the knowledge of the Company or the Stockholder, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving the Company. For purposes of this Agreement, "Environmental Law" means any federal, state or local law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including without limitation any statute, regulation or order pertaining to (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wild life, marine sanctuaries and wetlands, including without limitation all endangered and threatened species; (vi) storage tanks, vessels and containers; (vii) underground and other storage tanks or vessels, abandoned, disposed or discarded barrels, containers and other closed receptacles; (viii) health and safety of employees and other persons; and (ix) manufacture, processing, use, distribution, treatment, storage, disposal, transportation or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or oil or petroleum products or solid or hazardous waste. As used above, the terms "release" and "environment" shall have the meaning set forth in the federal Comprehensive Environmental Compensation, Liability and Response Act of 1980 ("CERCLA").

                (b) There have been no releases of any Materials of Environmental Concern (as defined below) into the environment at any parcel of real property or any facility formerly or currently owned, operated or controlled by the Company. With respect to any such releases of Materials of Environmental Concern, the Company has given all required notices to Governmental Entities (copies of which have been provided to PQC). The Company is not aware of any releases of Materials of Environmental Concern at parcels of real property or facilities other than those owned, operated or controlled by the Company that could reasonably be expected to have an impact on the real property or facilities owned, operated or controlled by the Company. For purposes of this Agreement, "Materials of Environmental Concern" means any chemicals, pollutants or contaminants, hazardous substances (as such term is defined under CERCLA), solid wastes and hazardous wastes (as such terms are defined under the federal Resources Conservation and Recovery Act), toxic materials, oil or petroleum and petroleum products.

                (c)    Set forth in Schedule 2.28(c) is a list of all
                                    ---------------
environmental reports, investigations and audits relating to premises currently or previously owned or operated by the Company (whether conducted by or on behalf of the Company or a third party, and whether done at the initiative of the Company or directed by a Governmental Entity or other third party) which the Company has possession of or access to.

         2.29   Disclosure. No representation or warranty by the Company or the
                ----------
Stockholder contained in this Agreement or in any other document delivered to MCP or PQC in connection with their due diligence investigation of the Company, taken as a whole, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading. The Company and the Stockholder have disclosed to PQC all material information relating to the Practice, the Company, the Stockholder and the transactions contemplated by this Agreement.

                                   ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF PQC
                                     AND MCP

         Each of MCP and PQC represents and warrants to the Company and the Stockholder as of the date hereof and as of the Effective Time as follows:

         3.1   Organization.  Each of MCP and PQC is a corporation duly
               ------------
organized, validly existing and in good standing under the laws of the jurisdictions of their incorporation, and each of MCP and PQC has the power and authority to carry on its business as presently being conducted. PQC has provided the Company with complete and accurate copies of the Articles of Incorporation and By-Laws of PQC and the Articles of Organization and By-laws of MCP.

         3.2   Capitalization of MCP and PQC.  Schedule 3.2 accurately sets
               -----------------------------   ------------
forth the number of authorized and outstanding shares of Capital Stock of PQC. Except for Physicians Quality Care of Massachusetts, Inc. and Physician Quality Care of Maryland, Inc., PQC is not the owner of record of the equity securities of any issuer. MCP's authorized capital stock consists of 1,000 shares of Common Stock, $0.01 par value per share, all of which are outstanding. Except as set forth in Schedule 3.2 and as provided for in Section 1.14, there are not, and on
         ------------
the Closing Date there will not be, outstanding (i) any options, warrants or other rights to purchase any capital stock of PQC or MCP; (ii) any securities convertible into or exchangeable for shares of such stock; or (iii) any other commitments of any kind for the issuance of additional shares of capital stock or options, warrants or other securities of PQC or MCP

         3.3 Authorization. The Board of Directors of each of MCP and PQC has
             --------------
duly authorized the execution and delivery of this Agreement and the other agreements, documents and instruments to be executed and delivered by MCP and PQC pursuant hereto and the consummation by MCP and PQC of the transactions contemplated hereby and thereby. No further corporate or other proceedings on the part of PQC or MCP are necessary to authorize this Agreement or the other agreements, documents and instruments to be executed and delivered by PQC pursuant hereto or the transactions contemplated hereby or thereby.

         3.4 Valid and Binding Agreement. Each of MCP and PQC has the necessary
             ----------------------------
power and authority to enter into this Agreement and the other agreements, documents and instruments to be executed and delivered by MCP and PQC pursuant hereto, and to carry out the transactions contemplated hereby and thereby. When fully executed and delivered, this Agreement and each of the other agreements, documents and instruments to be executed and delivered by MCP and PQC pursuant hereto will constitute valid and binding agreements of MCP and PQC, enforceable against them in accordance with their terms.

         3.5 No Violation. Neither the execution and delivery of this Agreement
             -------------
or the other agreements, documents and instruments to be executed and delivered by MCP and PQC pursuant hereto nor the consummation by MCP and PQC of the transactions contemplated hereby or thereby (a) will violate any provision of the Certificate of Incorporation or By-laws of PQC or the Articles of Organization or By-laws of MCP, each as currently in effect, (b) will violate or conflict with any applicable statute, law, ordinance, rule, regulation, order, judgment or decree or (c) will violate any contract or commitment which violation would have the effect of preventing PQC or MCP from performing its obligations hereunder or preventing PQC or MCP or any of their respective affiliates from consummating the transactions contemplated herein and in the agreements and instruments to be executed and delivered by MCP and PQC and their respective affiliates in connection therewith.

         3.6 Consents; Filings. No registration or filing with, or consent,
             ------------------
approval, permit, authorization or action by, any third party (including, without limitation, any federal, state, local, foreign or other governmental agency, instrumentality, commission, authority, board or body or other person or entity) is required to be made by MCP or PQC in connection with the execution and delivery by MCP and PQC of this Agreement or the other agreements, documents and instruments to be executed and delivered by MCP and PQC pursuant hereto or the consummation by MCP and PQC of the transactions contemplated hereby or thereby.

         3.7 Capital Stock. All shares of Common Stock issued to the Stockholder
             --------------
in connection with the transactions contemplated by this Agreement shall be duly authorized, validly issued, fully paid and nonassessable and not subject to any pre-emptive rights created by statute, PQC's Certificate of Incorporation or By-laws, or any agreement to which PQC is a party or by which PQC is bound.

         3.8 Brokers.  Neither PQC nor MCP is obligated to pay, nor have PQC or
             --------
MCP retained any broker or finder or other person who is entitled to, any broker's or finder's fee or any other commission or financial advisory fee based on any agreement or understanding made by PQC or MCP in connection with the transactions contemplated hereby.

         3.9 Fraud and Abuse. Neither MCP nor PQC has engaged in any activities
             ----------------
which are prohibited under U.S.C. ss. 1320a-7b, or the regulations promulgated thereunder pursuant to such statutes, or related state or local statutes or regulations, or which are prohibited by rules of professional conduct, including but not limited to the following: (i) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment; (ii) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment; (iii) failure to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to fraudulently secure such benefit of payment; and (iv) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay or receive such remuneration (a) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid, or (b) in return for purchasing, leasing, or ordering or arranging for or recommending purchasing, leasing, or ordering any good, facility or item for which payment may be made in whole or in part by Medicare or Medicaid.

                                  ARTICLE IV

                                   COVENANTS

         4.1 Reasonable Efforts to Close. Each of Company, the Stockholder, MCP
             ----------------------------
and PQC shall use its or their respective reasonable efforts to proceed to the closing of the transactions contemplated hereby and to satisfy any of the conditions precedent to the other Parties' obligations set forth in Articles V and VI to the extent such conditions are within such Party's control.

         4.2 Notices and Consents. The Company and the Stockholder shall use
             ---------------------
their respective best efforts to obtain, at their expense, all such waivers, permits, consents, approvals or other authorizations from third parties and Governmental Entities, and to effect all such registrations, filings and notices with or to third parties and Governmental Entities, as may be required by or with respect to the Company or the Stockholder in connection with the transactions contemplated by this Agreement (including without limitation those listed in Schedule 2.6.

         4.3 Conduct of Business. Without the prior written consent of PQC
             --------------------
(which consent shall not be unreasonably withheld), the Company shall not and the Stockholder shall not permit the Company to:

             (a) take any action to amend the Company's Articles of Organization or By-laws or other organizational documents;

             (b) issue any stock, bonds or other corporate securities or grant any option or issue any warrant to purchase or subscribe to any of such securities or issue any securities convertible into such securities or authorize the transfer of any of its outstanding capital stocks;

             (c) split, combine or reclassify any shares of its capital stock; declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;

             (d) incur any obligations or liabilities (absolute or contingent) greater than one thousand dollars ($1,000) in the aggregate, except current liabilities incurred and obligations under contracts entered into in the Ordinary Course of Business;

             (e) acquire, sell, lease, encumber or dispose of any assets or property, corporation, partnership, association or other business, other than purchases and sales of assets in the Ordinary Course of Business;

             (f) discharge or satisfy any Security Interest or pay any obligation or liability other than in the Ordinary Course of Business;

             (g) mortgage or pledge any of its property or assets or subject any such assets to any Security Interest;

             (h) take any action or fail to take any action permitted by this Agreement with the knowledge that such action or failure to take action would result in (i) any of the representations and warranties of the Company and the Stockholder set forth in this Agreement becoming untrue or (ii) any of the conditions to the Merger set forth in Article V not being satisfied;

             (i) merge or consolidate with or into any corporation or other entity;

             (j) make, accrue or become liable for any bonus, profit sharing or incentive payment, except for accruals under existing plans, if any, or increase the rate of compensation payable or to become payable by it to any of its officers, directors or employees, other than increases in the Ordinary Course of Business consistent with past practice;

             (k) make any election or give any consent under the Code or the tax statutes of any state or other jurisdiction or make any termination, revocation or cancellation of any such election or any consent or compromise or settle any claim for past or present tax due;

             (l) waive any rights of material value;

             (m) modify, amend, alter or terminate any of its executory contracts of a material value or which are material in amount;

             (n) take or permit any act or omission constituting a breach or default under any contract, indenture or agreement by which it or its properties are bound;

             (o) fail to use its reasonable efforts to (i) preserve the possession and control of its assets and the Practice, (ii) keep in faithful service its present officers and employees, (iii) preserve the goodwill of its patients, suppliers, agents, brokers and others having business relations with it, and (iv) keep and preserve its business existing on the date hereof until after the Closing Date;

             (p) fail to operate its business and maintain its books, accounts and records in the customary manner and in the Ordinary Course of Business and maintain in good repair its business premises, fixtures, machinery, furniture and equipment;

             (q) enter into any leases, contracts, agreements or understandings which are required to be performed in whole or in material part after the Closing Date;

             (r) engage any new employee;

             (s) materially alter the terms, status or funding condition of any Employee Plan; or

             (t) commit or agree to do any of the foregoing in the future.

         4.4 Access to Management, Properties and Records. From the date of this
             ---------------------------------------------
Agreement until the Closing Date, the Company shall afford the officers, attorneys, accountants and other authorized representatives of PQC free and full access upon reasonable notice and during normal business hours to all management personnel, offices, properties, books and records of the Company, and all properties under the management of the Company and all records relating thereto, so that PQC may have full opportunity to make such investigation as it shall desire to make of the management, business, properties and affairs of the Company and the properties under the management of the Company, and PQC shall be permitted to make abstracts from, or copies of, all such books and records. The Company shall furnish to PQC such financial and operating data and other information as to the business of the Company as PQC shall reasonably request.

         4.5 Taxes. The Company and the Stockholder will, on a timely basis,
             ------
file all Tax Returns for and pay any and all taxes which shall become due or shall have accrued on account of the operation of the business of the Company on or prior to the Closing Date.

         4.6 Financial Information. Between the execution of this Agreement and
             ----------------------
the Closing Date, the Company shall provide PQC with such access as PQC shall reasonably request to the financial and accounting records of the Company and shall provide PQC with copies of all financial statements or other financial data prepared by the Company.

         4.7 Compliance with Laws.  The Company and the Stockholder will comply
             ---------------------
in all material respects with all laws and regulations which are applicable to them and the Practice or to the conduct of its practice and will perform and comply in all material respects with all contracts, commitments and obligations by which it or each of them is bound.

         4.8 Exclusive Dealing. The Company and the Stockholder will not,
             ------------------
directly or indirectly, through any officer, director, agent or otherwise, (a) solicit, initiate or encourage submission of proposals or offers from any person relating to any affiliation transaction between the Company or the Stockholder and any healthcare company or practice management company or any acquisition or purchase of all or a material portion of the assets of the Company, or any equity interest in the Company or any equity investment, merger, consolidation or business combination with the Company, or (b) participate in any discussions or negotiations regarding, or furnish to any other person, any non-public information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing except to inform such person of the Company's obligations hereunder.

         4.9 Notice of Breaches. The Company shall promptly deliver to PQC
             -------------------
written notice of any event or development that would (a) render any statement, representation or warranty of the Company in this Agreement (including the Disclosure Schedule) inaccurate or incomplete in any material respect, or (b) constitute or result in a breach by the Company of, or a failure by the Company to comply with, any agreement or covenant in this Agreement applicable to such party. PQC or MCP shall promptly deliver to the Company written notice of any event or development that would (i) render any statement, representation or warranty of PQC or MCP in this Agreement inaccurate or incomplete in any material respect, or (ii) constitute or result in a breach by PQC or MCP of, or a failure by PQC or MCP to comply with, any agreement or covenant in this Agreement applicable to such Party. No such disclosure shall be deemed to avoid or cure any such misrepresentation or breach.

         4.10 Severance Obligations. The Company shall satisfy all severance
              ----------------------
obligations related to each person employed by the Company prior to or at the Closing Date who is, or as a consequence of the transactions contemplated by this Agreement will be, entitled to any severance or compensation from the Company or the Stockholder.

         4.11 Confidentiality. All information not previously disclosed to the
              ----------------
public or generally known to persons engaged in the respective businesses of the Company or PQC which shall have been furnished by PQC or the Company to the other Party in connection with the transactions contemplated hereby or as provided pursuant to this Agreement shall not be disclosed to any person other than their respective employees, directors, attorneys, accountants or financial advisors or other than as expressly contemplated herein. In the event that the transactions contemplated by this Agreement shall not be consummated, all such information which shall be in writing shall upon request be returned to the Party furnishing the same, including, to the extent reasonably practicable, all copies or reproductions thereof which may have been prepared, and none of the Parties, without the consent of PQC and the Company, shall at any time thereafter disclose to third parties, or use, directly or indirectly, for its own benefit, any such information, written or oral, about the business of the other Party hereto.

                                   ARTICLE V

                   CONDITIONS TO MCP'S AND PQC'S OBLIGATIONS

         The obligation of each of MCP and PQC to consummate the Merger is subject to the satisfaction on the Closing Date of the following conditions precedent, each of which may be waived in writing by MCP and PQC:

         5.1 Approval of Merger. This Agreement and the Merger shall have been
             -------------------
unanimously approved by the Board of Directors of the Company and the Stockholder and the Stockholder shall not be entitled to exercise appraisal rights.

         5.2 Continued Truth of Representations and Warranties of The Company;
             -----------------------------------------------------------------
Compliance with Covenants and Obligations; Disclosure Schedule. The
---------------------------------------------------------------
representations and warranties of the Company and the Stockholder shall be true on and as of the Closing Date as though such representations and warranties were made on and as of such date, except for any changes permitted by the terms hereof or consented to in writing by PQC. The Company and the Stockholder shall have performed and complied with all terms, conditions, covenants, obligations, agreements and restrictions required by this Agreement to be performed or complied with by it prior to or at the Closing Date. Neither PQC nor MCP shall, acting in their sole discretion, object to any matter included on the Disclosure Schedule to be delivered pursuant to Article II hereof; provided, however, in the event that PQC or MCP objects to any matter included in the Disclosure Schedules, the Company shall be entitled to terminate this Agreement.

         5.3 No Proceedings or Litigation. No action by any Governmental Entity
             -----------------------------
or other person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and which could reasonably be expected to result in a Material Adverse Effect. There shall not be any statute, rule or regulation that makes the Merger or the other transactions contemplated hereby illegal or otherwise prohibited.

         5.4 Material Changes; Due Diligence. Between the date of the Financial
             --------------------------------
Statements and the Closing, there shall not have been any material adverse change in the business, prospects, operations or conditions of the Company or the Practice. MCP and PQC shall have completed to their satisfaction, both as to scope and substance, their due diligence investigation of the Company and the Practice.

         5.5 Closing Deliveries.  Simultaneously with the Closing, the Company
             -------------------
and the Stockholder shall deliver or cause to be delivered to PQC the following:

             (a) employment agreements (the "Employment Agreements") between MCP and the Stockholder and any other physician employed by the Practice, which, in the case of the Stockholder shall be in the form attached hereto as Schedule
                                                                    --------
5.5(a);
------

             (b) Instrument of Joinder to the Stockholders Agreement;

             (c) An assignment of the Lease, in form satisfactory to PQC with respect to the premises at 2 Medical Center Drive, Suite 210, Springfield, Massachusetts (the "Premises Lease");

             (d) certificates of duly authorized officers of the Company, dated the Closing Date, setting forth the resolutions of the Board of Directors and Stockholder of the Company authorizing the execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated hereby, and certifying that such resolutions were duly adopted and have not been rescinded or amended;

             (e) a report of a reputable lien search firm indicating that there are no liens of record against any of the Company's assets (except for the liens which are (i) acceptable to MCP and PQC in their sole discretion or (ii) arising under equipment leases listed on Schedule 5.5(e));
                                 ----------------

             (f) a release from any party with a mortgage or lien on any of the assets of the Company;

             (g) the consents of all parties necessary for the consummation of the Merger and to consummate the other transactions contemplated by this Agreement;

             (h) a tax lien waiver from the Department of Revenue of the Commonwealth of Massachusetts; and

             (i) such other agreements, consents and documents as PQC shall reasonably request in connection with (i) its due diligence investigation of the Company, (ii) the affiliation of the Stockholder with MCP and PQC, (iii) the transactions contemplated by this Agreement and the Employment Agreements.

         5.6 Financing. PQC shall be entitled to, and shall have satisfied all
             ----------
conditions with respect to borrowing under, the Class B Common Stock and Warrant Purchase Agreement, dated August 30, 1996, between PQC and affiliates of Bain Capital, Inc.

                                  ARTICLE VI

                   CONDITIONS TO OBLIGATIONS OF THE COMPANY
                              AND THE STOCKHOLDER

         The obligations of Company and the Stockholder under this Agreement are subject to the fulfillment, at the Closing Date, of the following conditions precedent, each of which may be waived in writing in the sole discretion of
Company:

         6.1 Continued Truth of Representations and Warranties of PQC;
             ---------------------------------------------------------
Compliance with Covenants and Obligations. The representations and warranties of
------------------------------------------
MCP and PQC shall be true on and as of the Closing Date as though such representations and warranties were made on and as of such date, except for any changes permitted by the terms hereof or consented to in writing by the Company. MCP and PQC shall have performed and complied with all terms, conditions, covenants, obligations, agreements and restrictions required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

         6.2 No Proceedings or Litigation. No action by any governmental
             -----------------------------
authority or other person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and which could reasonably be expected to damage PQC materially if the transactions contemplated hereby are consummated. There shall not be any statute, rule or regulation that makes the Merger or the other transactions contemplated hereby illegal or otherwise prohibited.

         6.3 Offers of Employment.  MCP shall have extended offers of
             ---------------------
employment to the persons listed on Schedule 2.27.

         6.4 Deliveries by PQC.  Simultaneously with the Closing, PQC shall
             -----------------
deliver or cause to be delivered to the Stockholder:

             (a) the Merger Consideration;

             (b) certificates of duly authorized officers of MCP and PQC, dated the Closing Date, setting forth the resolutions of the Board of Directors of MCP and PQC authorizing the execution and delivery by MCP and PQC of this Agreement and the consummation of the transactions contemplated hereby, and certifying that such resolutions were duly adopted and have not been rescinded or amended; and

             (c) such other instruments, consents and documents as the Stockholders shall reasonably request in connection with the transactions contemplated by this Agreement.


         6.5 Assumption of Browne-Martin Agreement. By virtue of the Merger, MCP
             --------------------------------------
shall have assumed the employment agreement between the Company and Dr. Browne-Martin, MCP agrees to renegotiate such agreement in good faith upon its expiration on July 31, 1997.

         6.6 Amendment of Vanderleeden Agreement.  The Agreement between the
             ------------------------------------
Company and Dr. Marc Vanderleeden shall have been amended or superseded in a manner acceptable to the Company, PQC and MCP.

         6.7 Determination of Base Compensation Pool Amount.  Dr. Barry
             -----------------------------------------------
Izenstein and MCP shall have agreed upon a Base Compensation Pool Amount to be included in the Employment Agreement to be entered into between Dr. Izenstein and MCP at the Closing. Such Base Compensation Pool Amount shall have been based on a budget for Responsibility Center J that is reasonably acceptable to Dr. Izenstein and MPC.

                                  ARTICLE VII

                                INDEMNIFICATION

         7.1 Indemnification.
             ----------------

                  (a) The Stockholder shall indemnify, defend, and hold harmless PQC, MCP and their respective subsidiaries and affiliates and their directors, officers, employees and agents or the successor of any of the forgoing (collectively, "PQC Indemnified Parties"), and reimburse such PQC Indemnified Party for, from and against all payments, demands, claims, suits, judgments, liabilities, losses, costs, damages and expenses, including, without limitation, interest, penalties and reasonable attorneys' fees, disbursements and expenses (collectively, "Damages"), imposed on or incurred by a PQC Indemnified Party which relate to or arise out of:

                      (i) breach of any representation and warranty of, or covenant or agreements to be performed by, the Company or the Stockholder, in each case contained in this Agreement or the Stockholders Agreement;

                      (ii) failure of the Stockholder to have good, valid and marketable title to the issued and outstanding Shares held by the Stockholder, free and clear of all liens, claims, pledges, options, adverse claims or charges of any nature whatsoever;

                      (iii) any claim by a Stockholder or former stockholder of the Company, or any other person, firm, corporation or entity, seeking to assert, or based upon: (A) ownership or rights to ownership of any shares of stock of the Company; (B) any rights of a stockholder, including any option, preemptive rights or rights to notice or to vote; (C) any rights under the Articles of Organization or By-laws of the Company; or (D) any claim that such stockholder's shares were wrongfully repurchased by the Company;

                      (iv) any Tax liabilities of the Company or the Stockholder;

                      (v)   the conduct of the Practice prior to the Closing
Date;

                      (vi) any liability of the Company incurred prior to the Closing Date; and

                      (vii) any liability incurred by PQC or MCP relating to agreements or obligations of the Company or the Stockholder, whether written or oral, that are not specifically identified on the Disclosure Schedule.

Notwithstanding the foregoing or any other term or condition contained herein or in any other agreement or instrument referred to herein, the indemnification obligations of the Stockholder under this Section 7.1 shall be limited, in the aggregate, to the Merger Consideration paid to the Stockholder.

                  (b) PQC shall indemnify and hold harmless the Stockholder and his respective agents or the successors of any of the foregoing (collectively, "Company Indemnified Parties" and together with the PQC Indemnified Parties (the "Indemnified Parties")), and reimburse such Company Indemnified Parties for, from, and against all Damages imposed on or incurred by such Company Indemnified Persons which relate to or arise out of any breach of any representation or warranty of, or covenant to be performed by, PQC or MCP, in each case contained in this Agreement.

         7.2 Method of Asserting Claims.
             ---------------------------
                  (a) An Indemnified Party shall give prompt written notice to an indemnifying party (the "Indemnifying Party") of any payments, demands, claims, suits, judgments, liabilities, losses, costs, damages or expenses (a "Claim") in respect of which such Indemnifying Party has a duty to provide indemnity to such Indemnified Party under this Article VII, except that any delay or failure so to notify the Indemnifying Party only shall relieve the Indemnifying Party of its obligations hereunder to the extent, if at all, that it is prejudiced by reason of such delay or failure.

                  (b) If a Claim is brought or asserted by a third party (a "Third-Party Claim"), the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all expenses. The Indemnified Party shall have the right to employ separate counsel in such Third-Party Claim and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party. In the event that the Indemnifying Party, within twenty (20) days after written notice of any Third-Party Claim, fails to assume the defense thereof, or in the event the Indemnifying Party fails to demonstrate, to the reasonable satisfaction of the Indemnified Party, that it has sufficient assets to meet its indemnification obligations hereunder, the Indemnified Party shall have the right to undertake the defense, compromise or settlement of such Third-Party Claim for the account of the Indemnifying Party. Anything in this Section 7.2(b) to the contrary notwithstanding, the Indemnifying Party shall not, without the Indemnified Party's prior written consent, settle or compromise any Third-Party Claim or consent to the entry of any judgment with respect to any ThirdParty Claim which would have any adverse effect on the Indemnified Party, except as provided immediately below. The Indemnifying Party may, without the Indemnified Party's prior written consent, settle or compromise any such Third-Party Claim or consent to entry of any judgment with respect to any Third-Party Claim which requires solely money damages paid by the Indemnifying Party and which includes as an unconditional term thereof the release by the claimant or the plaintiff of the Indemnified Party from all liability in respect of such Third-Party Claim.

                  (c) With respect to any Claim other than a Third Party Claim, the Indemnifying Party shall have thirty (30) days from receipt of written notice from the Indemnified Party of such Claim within which to respond thereto. If the Indemnifying Party does not respond within such thirty (30) day period, the Indemnifying Party shall be deemed to have accepted responsibility to make payment and shall have no further right to contest the validity of such Claim. If the Indemnifying Party notifies the Indemnified Party within such thirty (30) day period that it rejects such Claim in whole or in part, the Indemnified

Party shall be free to pursue such remedies as may be available to the Indemnified Party under applicable law.

         7.3 Survival. All representations and warranties made by the Parties
             ---------
herein or in any instrument or document furnished in connection herewith shall survive the Closing and any investigation at any time made by or on behalf of the Parties hereto. All such representations and warranties and the Stockholder's obligations pursuant to Section 7.1(a)(i) and PQC's obligations pursuant to Section 7.1(b) shall expire on the third anniversary of the Closing Date, except for claims, if any, asserted in writing prior to such third anniversary, which shall survive until finally resolved and satisfied in full. The obligation of the Stockholder pursuant to Section 7.1(a)(ii), (iii), (iv),
(v), (vi), (vii) and (viii) shall survive until six (6) months after the expiration of the applicable statute of limitations with respect thereto. All claims and actions for indemnity pursuant to this Article VII shall be asserted or maintained in writing by a party hereto on or prior to the expiration of such periods.

         7.4 Confidentiality. The Parties hereto agree to use reasonable efforts
             ----------------
to preserve in full the confidentiality of all confidential business records and the attorney-client and work-product privileges. In connection therewith, each Party hereto agrees that:

             (a) it will use all reasonable efforts, in any action, suit or proceeding in which it has assumed or participated in the defense, to avoid production of confidential business records; and

             (b) all communications between any Party hereto and counsel responsible for, or participating in, the defense of any action, suit or proceeding shall, to the extent possible, be made so as to preserve any applicable attorney-client or work-product privilege.

         7.5 Remedies Cumulative. Except as otherwise provided herein, the
             --------------------
remedies provided herein shall be cumulative and shall not preclude the assertion by any Party hereto of any other rights or the seeking of any other remedies against any other Party hereto.

         7.6 Set-off and Recoupment. Any amount or amounts due from any
             -----------------------
Indemnifying Party to PQC under this Article VII may be paid to PQC, at PQC's option, by set-off or recoupment against any amounts due to the Indemnifying Party pursuant to this Agreement or pursuant to any agreement between the Indemnifying Party and PQC, MCP or any of their respective affiliates. Any such set-off will be without prejudice to PQC's right to pursue any other remedies at law or in equity available to it.

                                 ARTICLE VIII

                                  TERMINATION

         8.1 Optional Termination.  This Agreement may be terminated and
             ---------------------
the transaction contemplated herein abandoned at any time prior to the Closing as follows:

             (a) by the mutual consent of the Company, MCP and PQC;

             (b) by the Company, upon a material breach of any representation, warranty, covenant or agreement on the part of PQC or MCP set forth in this Agreement, or if any representation or warranty of PQC or MCP has become materially untrue, in either case such that the conditions set forth in Article V would be incapable of being satisfied by January 31, 1997 provided, that in any case, a willful breach will be deemed to cause such conditions to be incapable of being satisfied for purposes of this paragraph (b);

             (c) by PQC upon a material breach of any representation, warranty, covenant or agreement on the part of the Company or the Stockholder set forth in this Agreement, or if any representation or warranty of the Company has become materially untrue, in either case such that the conditions set forth in Article V would be incapable of being satisfied by January 31, 1997; provided, that (i) in any case, a willful breach will be deemed to cause such conditions to be incapable of being satisfied for purposes of this paragraph (c). Any breach on the part of the Company or the Stockholder of the representations and warranties contained in Article II or the covenants contained in Article IV, which permits termination of this Agreement shall permit PQC to immediately terminate any other agreement between the Company or the Stockholder and PQC or MCP; or

             (d) by either Party if the Closing shall not have occurred by January 31, 1997, or such other date agreed to by the Parties.

         8.2 Effect of Termination. In the event this Agreement is terminated as
             ----------------------
provided above, (a) each of PQC and the Company shall, upon the other Party's request, deliver to the other Parties all documents previously delivered (and copies thereof in its possession) concerning one another and the transactions contemplated hereby, and (b) none of the Parties nor any of their respective Stockholder, directors, officers or agents shall have any liability to the other Parties, except for any deliberate breach or deliberate omission resulting in a material breach of any of the provisions of this Agreement. In such case, the breaching Party shall be liable only for the expenses and costs of the non-breaching Party, and in no event shall either Party be liable for anticipated profits or consequential damages. After termination each Party shall keep confidential all information provided by the others pursuant to this Agreement which is not in the public domain, shall exercise the same degree of care in handling such information as it would exercise with similar information of its own, and shall return any such information upon the other Party's request.

                                  ARTICLE IX

                                 MISCELLANEOUS

         9.1 Press Releases and Announcements. No Party shall issue any press
             ---------------------------------
release or public disclosure relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by law or regulation (in which case the disclosing Party shall advise the other Parties and provide them with a copy of the proposed disclosure prior to making the disclosure).

         9.2 No Third Party Beneficiaries. This Agreement shall not confer any
             -----------------------------
rights or remedies upon any person other than the Parties and their respective successors and permitted assigns; provided, however, that the provisions in
Article I concerning payment of the Merger Consideration are intended for the benefit of the Stockholder.

         9.3 Entire Agreement. This Agreement (including the documents referred
             -----------------
to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, with respect to the subject matter hereof.

         9.4 Succession and Assignment. This Agreement shall be binding upon and
             --------------------------
inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties.

         9.5 Counterparts. This Agreement may be executed in two (2) or more
             -------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         9.6 Headings. The section headings contained in this Agreement are
             ---------
inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         9.7 Notices. All notices, requests, demands, claims, and other
             --------
communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly delivered two (2) business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one (1) business day after it is sent via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

                  If to the Company or the Stockholder:
                  -------------------------------------
                  To the address set forth on the signature page below with a copy to:

                  Michael Williams
                  Hogan & Hartson
                  555 Thirteenth Street, N.W.
                  Washington, D.C.  20004-1109

                  If to PQC or MCP:
                  -----------------
                  Physicians Quality Care, Inc.
                  950 Winter Street, Suite 2410
                  Waltham, MA  02154
                  Attention: Jerilyn Asher

Any Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the Party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

         9.8 Governing Law.  This Agreement shall be governed by and
             --------------
construed in accordance with the internal laws (and not the law of conflicts) of the Commonwealth of Massachusetts.

         9.9 Amendments and Waivers. The Parties may mutually amend any
             -----------------------
provision of this Agreement at any time prior to the Effective Time. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         9.10 Severability. If any term, provision, covenant or restriction of
              -------------
this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         9.11 Expenses. Except as otherwise expressly provided herein (including
              ---------
Section 4.14), each Party to this Agreement shall pay its own costs and expenses in connection with the transactions contemplated hereby.

         9.12 Further Assurances. From time to time, at the request of any Party
              -------------------
hereto and without further consideration, the other Parties will execute and deliver to such requesting Party such documents and take such other action (but without incurring any material financial obligation) as such requesting Party may reasonably request in order to consummate more effectively the transactions contemplated hereby.

         9.13 Specific Performance. Each of the Parties acknowledges and agrees
              ---------------------
that one (1) or more of the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

         9.14 Construction.  The language used in this Agreement shall be
              -------------
deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Party. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

         9.15 Incorporation of Exhibits and Schedules.  The Exhibits and
              ----------------------------------------
Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                       PHYSICIANS QUALITY CARE, INC.


                       By:
                          --------------------------------

                       Title:
                             -----------------------------
                             [                            ]
                              ----------------------------


                              ----------------------------

                              MEDICAL CARE PARTNERS, P.C.

                              ----------------------------